UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

VIEWPOINT FINANCIAL GROUP
 (Exact name of registrant as specified in its charter)

United States	001-32992	20-4484783
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2006, Garold R. Base entered into employment agreements with ViewPoint Bank and ViewPoint Financial Group. The agreement with ViewPoint Bank provided for an annual cash incentive opportunity, subject to accomplishment of pre-established performance goals approved by the Board of Directors. There was no duplication of salary or benefits by ViewPoint Bank and ViewPoint Financial Group. Please reference ViewPoint Financial Group’s Form 8-K filings on October 4, 2006, and January 10, 2008, for details on these employee agreements.

On February 21, 2008, the ViewPoint Bank Board of Directors approved, subject to Office of Thrift Supervision approval, an amendment to Section 3.2 of the employment agreement to remove the percentage of base salary stipulation when determining the annual incentive award. Office of Thrift Supervision non-objection of the amendment was received on March 4, 2008. The remaining terms of the agreement remain unchanged.

In July 2007, the Compensation Committee of the Board of Directors of Viewpoint Financial Group (the “Company”), parent company of Viewpoint Bank, adopted the Viewpoint Bank 2007 Executive Officer Incentive Plan (the “EOIP”). Under the EOIP, each of the following executive officers, along with any other officers designated for participation by the Compensation Committee in its discretion, are eligible for annual cash bonuses based on the achievement of pre-established financial goals and an individual performance assessment: Garold R. Base, President and Chief Executive Officer; Pathie E. McKee, Executive Vice President and Chief Financial Officer; Mark E. Hord, Executive Vice President and General Counsel; James C. Parks, Executive Vice President, Chief Operating Officer and Chief Information Officer; and Rick M. Robertson, Executive Vice President and Chief Banking Officer. The EOIP was filed in a Current Report on Form 8-K with the SEC on July 31, 2007, and is incorporated herein by reference.

For 2008, the Annual Incentive Plan was adjusted based on recommendations from our independent compensation consultant, Longnecker and Associates. For each participant, 75% of his or her 2008 bonus, if any, will be weighted to achievement of certain corporate goals of ViewPoint Bank, with the balance weighted to the individual participant’s performance assessment. For 2008, the following metrics will determine 60% of the portion of each participant’s bonus that is based on corporate goals: return on average equity, efficiency ratio, loan growth and deposit growth. Additional metrics that determine the remaining 40% of each participant’s corporate goal-based bonus are tailored to the participants’ particular areas of responsibility. Criteria for the individual performance assessment will vary according to the level of the officer and the officer’s areas of responsibility. Bonuses for 2008, if any, will be awarded by the Compensation Committee, subject to approval of the full Board, in early 2009, with the amounts determined by multiplying the participant’s base salary by his or her payout percentage. The base salaries for 2008 for the executive officers named are, as follows: Gary Base — $478,400; Pathie McKee — $208,000; Mark Hord — $212,318; James Parks — $218,400; and Rick Robertson — $218,400. The payout percentages for 2008 for the executive officers named above at the threshold, target and maximum levels of performance are as follows: Mr. Base: 25.0%, 50.0% and 100.0%, respectively; and all other officers: 15.0%, 30.0% and 60.0%, respectively. The threshold performance levels for the 2008 financial goals generally are based on the Company’s previously established 2008 financial and operating budgets.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1 Amendment to Employment Agreement by and between ViewPoint Bank and Garold R. Base

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP
Date:	March 6, 2008	By:	/s/ Mark E. Hord

Mark E. Hord, Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement by and between ViewPoint Bank and Garold R. Base